EXHIBIT 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

DATED AS OF MAY 31, 2011

BY AND BETWEEN

DIGITAL VALLEYS CORP. (THE “BUYER”)

AND

HIGH PLAINS OIL, LLC (THE “SELLER”)

RELATED TO

ALL OF THE MEMBERSHIP INTERESTS

OF

JHE HOLDINGS, LLC (THE “COMPANY”)

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5.10	Title Opinion Bring-Down	24

ARTICLE SIX - COVENANTS OF THE BUYER		24
6.1	Governmental Approvals	24
6.2	Access to Tax Information	24
6.3	Confidentiality	24
6.4	Reasonable Efforts	25
6.5	Perfection of the Security Interest Created by the Security Agreement	25
6.6	Recording of Retained Interests	25

ARTICLE SEVEN INDEMNIFICATION		25
7.1	Survival	25
7.2	Indemnification by the Seller	25
7.3	Indemnification by the Buyer	26
7.4	Limitation of Damages; Materiality	26
7.5	Conditions of Indemnification	28
7.6	Payment of Indemnity	29
7.7	Expiration of Indemnification Rights	29
7.8	Indemnification Rights Exclusive	30

ARTICLE EIGHT - CONDITIONS PRECEDENT		30
8.1	Conditions to Obligations of Each Party	30
8.2	Conditions to Obligations of the Buyer	30
8.3	Conditions to Obligations of the Seller	31

ARTICLE NINE TERMINATION		32
9.1	Termination	32
9.2	Effect of Termination	32
9.3	Notice of Termination	33

ARTICLE TEN MISCELLANEOUS		33
10.1	Expenses	33
10.2	Severability	33
10.3	Notices	33
10.4	Headings	34
10.5	Entire Agreement	34
10.6	Counterparts; Signature Pages	34
10.7	Governing Law; Venue	35
10.8	Binding Effect	35
10.9	Assignment	35
10.10	No Third Party Beneficiaries	35
10.11	Amendment; Waivers	35
10.12	Time of the Essence	35
10.13	Negotiated Transaction	36
10.14	Attorney’s Fees	36

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Exhibits:
Exhibit A	Assignment
Exhibit B	Assumption
Exhibit C	Novation and Assignmentt
Exhibit D	Amended and Restated Pledge Agreement
Exhibit E	Seller Closing Certificate
Exhibit F	Buyer Closing Certificate
Exhibit G	Cross-Receipt
Exhibit H	Second Amendment to LLC Agreement
Exhibit I	Vested Assets Assignment
Exhibit J	Pimuro Payment Agreement

Schedules:
1	Company Oil and Gas Properties
2	Working Interest Company Oil and Gas Properti

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT is entered into effective as of this 31st day of May, 2011 (the “Effective Date”), by and between Digital Valleys Corp., a Nevada corporation (the “Buyer”), High Plains Oil, LLC, a Nevada limited liability company (the “Seller”), and JHE Holdings, LLC, a Texas limited liability company (the “Company”).  The Buyer, the Seller and the Company are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS:

A.           The Seller is the owner of 100% of the Company Interests in the Company.

B.           The Company owns the royalty, leasehold, working, operating, carried, net revenue, net profit, reversionary and other mineral Rights, interests and Contract Rights,  described in Schedule 1 (collectively, the “Company Oil and Gas Properties”).

C.           The Seller acquired the Seller Interest from James H. Edsel, Nancy Edsel, and James Edsel, Jr., residents of Travis County, Texas (collectively, the “Edsels”) in consideration for (i) $500,000 in cash, (ii) the promissory note, dated January 1, 2011, in the principal amount of $7,500,000 issued by the Seller and payable to the order of the Edsels (the “Promissory Note”), (iii) the grant of a pledge of the Seller Interest and security interests under the Membership Interest Pledge and Security Agreement dated as of January 1, 2011 by and among the Seller and the Edsels (the “Pledge Agreement”), and (iv) a guarantee of the Note obligation by the Company under the Guaranty Agreement dated as of January 1, 2011 by and between the Company and the Edsels (the “Guaranty Agreement”), and secured by the security interest in the assets of the Company granted by the Company to the Edsels pursuant to that certain Security Agreement dated as of January 1, 2011 (the “Company Security Agreement”), by and between the Company and the Edsels.

D.           The Buyer desires to purchase the Seller Interest from the Seller upon the terms and subject to the conditions contained in this Agreement; and the Seller desires to sell the Seller Interest to the Buyer upon such terms and subject to such conditions.

E.           The Seller desires to retain a 10% contractual profits interest in the Company in the form of a right to 10% the net revenue, payments, royalities and other distributions received by the Company from the Company Oil and Gas Properties, as further defined in the Second Amendment to LLC Agreement (the “Retained Profits Interest”), which will be converted into the Seller Retained Interest (as defined herein) upon full and complete payment and satisfaction of the obligations due under the Promissory Note and Amended and Restated Pledge Agreement (as defined herein).

AGREEMENT

THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties contained in, and of the mutual benefits to be derived from, this Agreement, the Buyer and the Seller agree as follows:

Membership Interest Purchase Agreement

ARTICLE ONE

DEFINITIONS

1.1.          Definitions of Certain Terms .  The terms defined in this Section 1.1, whenever used in this Agreement, will have the respective meanings indicated below for all purposes of this Agreement, unless otherwise indicated.  All references herein to an Article or a Section are to an Article or a Section of this Agreement, and all references to an Exhibit or a Schedule are to an Exhibit or a Schedule attached to this Agreement, unless otherwise indicated.

Affiliate means, when used with reference to a specified Person, (a) any Person directly or indirectly owning, controlling, or holding the power to vote 50% or more of the outstanding voting securities of the specified Person, (b) any Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with the power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) if the specified Person is a corporation, any officer or director of the specified Person or of any corporation (or other entity) directly or indirectly controlling that specified Person, (e) if the specified Person is a limited liability company, any officer, manager, or managing member of the specified Person or of any limited liability company (or other entity) directly or indirectly controlling that specified Person, (f) if the specified Person is a partnership, any general partner of such partnership, or if the general partner is a partnership, the general partners of that partnership, and (g) if the specified Person is an individual, such individual’s spouse and natural and adoptive lineal descendants, and their respective spouses, parents, brothers, and sisters, and trusts and family partnerships (or other entities) established for the benefit of any such Person.

Agreement means this Membership Interest Purchase Agreement, including all Exhibits and Schedules, as it may be amended, modified, or supplemented from time to time.

Amended and Restated Pledge Agreement has the meaning given to such term in Section 2.3.

Applicable Period means the one-year period following the Closing Date.

Assignment means an assignment in the form of Exhibit A, properly completed, signed, dated, and delivered by the Seller at the Closing, relating to the assignment of the Seller Interest by the Seller to the Buyer.

Assumption means an assumption in the form of Exhibit B, properly completed, signed, dated, and delivered by the Seller at the Closing, relating to the assumption by the Buyer of all of the Seller’s obligations and liabilities under the Promissory Note and the Security Agreement.

Breach means, as to any representation, warranty, covenant, obligation, or other provision of this Agreement or any other Transaction Document, the occurrence of any material inaccuracy in, material breach of, or material failure to comply with, such representation, warranty, covenant, obligation, or other provision.  To the extent this Agreement or another Transaction Document provides for notice and/or the Right to cure the breach of or failure to

Membership Interest Purchase Agreement

comply with a covenant or obligation of a Party herein or therein, such breach or failure will not constitute a “Breach” for purposes of this Agreement until such notice has been given, the period to cure has lapsed, and such breach or failure has not been timely cured.

Business means the business and operations of the Company relating to the ownership, development, management, and operation of the Company Oil and Gas Properties, as provided in the Company Agreement, and includes the condition (financial and other), properties and assets, and prospects of the Company.

Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in Nevada are authorized or obligated by Law to be closed.

Buyer has the meaning given to such term in the introductory paragraph of this Agreement.

Buyer Closing Certificate means a closing certificate in the form of Exhibit F, properly completed, signed, dated, and delivered by the Buyer at the Closing.

Buyer First Right has the meaning given to such term in Section 5.8.

Buyer Indemnified Party has the meaning given to such term in Section 7.2.

Claim Notice has the meaning given to such term in Section 7.5(a).

Closing has the meaning given to such term in Section 2.6.

Closing Certificate means a Buyer Closing Certificate or a Seller Closing Certificate.

Closing Date has the meaning given to such term in Section 2.6.

Company has the meaning given to such term in Recital A.

Company Agreement means the Regulations of JHE Holdings, LLC dated as of March 1, 2004, as amended, as it may further be amended, modified, or supplemented from time to time.  The Company Agreement has been adopted by the Managers and Members of the Company as the company agreement of the Company required by the Company Law.

Company Interest means a membership interest in the Company, including in respect of such membership interest the right to receive distributions of cash or property and the right to vote on matters submitted for a vote to the Members of the Company.

Company Law means the Texas Limited Liability Company Act and its successor, the Texas Business Organizations Code, as applicable, or any successor Law, and regulations and rules issued pursuant thereto.

Company Oil and Gas Properties has the meaning set forth in Recital B.

Company Security Agreement has the meaning set forth in Recital C.

Membership Interest Purchase Agreement

Confidential Information means any information of or relating to the Company, either Party, or an Affiliate of the Company or either Party, other than Public Information, which is deemed to be confidential by the Company, either Party, or any Affiliate of the Company or either Party, including, without limitation, information coming within any one or more of the following categories:  (a) information concerning (i) operations, (ii) finances, (iii) business opportunities, (iv) business methods and concepts, and (v) business plans; (b) information concerning (i) customers and prospective customers, including customer names, customer lists, and the terms of contracts with customers, and (ii) suppliers, including the terms of contracts with suppliers; (c) information concerning (i) products and services, (ii) marketing and sales plans, assessments, evaluations, reports, and presentation materials, and (iii) Proprietary Rights of the Company, either Party, or any Affiliate of the Company or either Party, and other concepts or ideas related to the business of the Company, either Party, or any Affiliate of the Company or either Party, that are proprietary and unique; (d) the results of any tests and/or studies regarding the business of the Company, either Party, or any Affiliate of the Company or either Party, and/or any reports from any third-Person contractors or consultants engaged to analyze and/or interpret research data in connection with the business of the Company, either Party, or any Affiliate of the Company or either Party; (e) information concerning internal policies and procedures of the Company, either Party, or any Affiliate of the Company or either Party, including personnel policies and procedures; (f) financial statements, reports, manuals, notebooks, letters (and other correspondence, including electronic mail), and other written material pertaining to the Company, either Party, or any Affiliate of the Company or either Party pertaining to the business of the Company, either Party, or any Affiliate of the Company or either Party; and (g) information furnished to the Company, either Party, or any Affiliate of the Company or either Party, by a customer, a prospective customer, or a third-Person that is not Public Information.

Consent means any consent, approval, ratification, waiver, or other authorization, including the Edsel Consent and any Governmental Approval.

Contract means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

Cross-Receipt means a cross-receipt in the form of Exhibit G, properly completed, signed, dated, and delivered by the Parties at the Closing.

Current Financials means (a) the unaudited Financial Statements of the Company for the fiscal years ended December 31, 2009, and December 31, 2010, and (b) the unaudited Financial Statements of the Company for the one-month period ended April 30, 2011.

Damages means all losses, claims, obligations, demands, assessments, penalties, fines, forfeitures, liabilities, costs, damages (but not including incidental and consequential damages), and reasonable attorneys’ fees and expenses, whether or not involving a third-Person claim, arising, directly or indirectly, from, asserted against or incurred by reason of, resulting in any manner from, or relating in any manner to, the matters described in Section 7.2(a)-(c) or Section 7.3(a)-(c), respectively.

Membership Interest Purchase Agreement

Debt of any Person means, from time to time, and without duplication, all indebtedness, liabilities, and obligations of such Person, whether or not considered as liabilities according to GAAP, and whether matured or unmatured, direct or indirect, or absolute, fixed, or contingent.

Debtor Relief Law means the Bankruptcy Code of the United States and any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Law from time to time in effect affecting the Rights of creditors generally.

Documents and Other Papers means and includes all existing documents, agreements, instruments, certificates, writings, notices, Consents, affidavits, letters, facsimiles, telegrams, telexes, statements, files, computer disks, microfiches, or other documents in electronic format (including electronic mail), schedules, exhibits, or other papers or records.

Eagle Ford Leases means one or more leases, royalty, leasehold, working, operating, carried, net revenue, net profit, reversionary and other mineral Rights, interests and Contract Rights, held or acquired by the Seller, Jeff Johnson or any of their affilates in the Eagle Ford area of South Texas.

Edsels has the meaning set forth in Recital C.

Edsel Consent means the consent of the Edsels to the Transaction (contained in the Novation and Assignment), consenting to the assignment by the Seller to the Buyer of the Seller Interest, the assumption by the Buyer of all of the Seller’s obligations and liabilities under the Promissory Note effected by the Novation and Assignment, the consent to the Retained Profits Interests, the consent to the assumption of obligations under the Pledge Agreement, the execution of the Amended and Restated Pledge Agreement, and the consent to the in the Second Amendment to LLC Agreement.

Effective Date has the meaning given to such term in the introductory paragraph of this Agreement.

Financial Statement means a balance sheet, profit and loss statement, reconciliation of capital and surplus, and statement of cash flow.

Fundamental Representations means the representations of the Parties made in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, and 4.3.

GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable as of the Effective Date.

Governmental Approval means an approval, authorization, Consent, permit, License, or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

Membership Interest Purchase Agreement

Governmental Authority means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission, or instrumentality of any of the foregoing, and any tribunal or arbitrator of competent jurisdiction.

Guaranty Agreement has the meaning set forth in Recital C.

Inchoate Liens means (a) Liens for Taxes not yet due and payable, (b) mechanic’s Liens and materialmen’s Liens for services and materials for which payments are not yet due or that are being contested in good faith by appropriate proceedings, and (c) landlord’s Liens for rental payments not yet due and payable.

Indemnified Parties means, collectively, the Buyer Indemnified Parties and the Seller Indemnified Parties.

Indemnifying Party means, for purposes of Section 7.2, the Seller, and for purposes of Section 7.3, the Buyer.

IRC means the Internal Revenue Code, as amended, or any successor Law, and regulations and rules issued by the IRS pursuant to the Internal Revenue Code or any successor Law.

IRS means the United States Internal Revenue Service and any successor agency.

June Distribution has the meaning given to such term in Section 2.2(f).

Knowledge of a particular fact or matter means, as to any Person, that such Person has actual knowledge of such fact or other matter.  As to any Person other than an individual, such Person will be deemed to have Knowledge of any fact or matter of which an individual who is serving, or who at any time has served, as a director, manager, partner, officer, executor, or trustee (or in any similar capacity) has, or at any time had, Knowledge.

Law means any applicable statute, law, ordinance, rule, regulation, Order, writ, injunction, decree, judgment, or opinion of any Governmental Authority.

License means any license, approval, certificate, permit, franchise, Consent, concession, grant, or authorization granted by any Person, including any Governmental Authority.

Lien means any lien, mortgage, pledge, security interest, encumbrance, adverse claim, title defect, title retention agreement, voting trust agreement, property settlement or marital dissolution agreement, preemptive right, right of first refusal, or other interest, equity, option, restriction, or charge of any kind.

Litigation means any action, proceeding, claim, lawsuit, or investigation conducted or threatened by or before any Governmental Authority.

Membership Interest Purchase Agreement

Manager means, at any time, a manager of the Company.

Material Adverse Effect means (a) a material adverse effect upon the validity, performance, or enforceability of any of the terms of this Agreement or any other Transaction Document, or (b) an event or circumstance that alone, or when taken together with other events or circumstances, could reasonably be expected to result in a material loss to the Business (or, for purposes of Section 7.5, the business of an Indemnified Party), or that would have, or might reasonably be expected to have, a material adverse effect on the Business (or, for purposes of Section 7.5, the business of an Indemnified Party), or that would constitute a criminal violation of Law.

Member means, at any time, a member of the Company, but only for so long as such member remains a member in accordance with the Organizational Documents of the Company and the Company Law.

Notice Period has the meaning given to such term in Section 7.5(a).

Novation and Assignment means the assignment and novation agreement, in the form attached hereto as Exhibit C, under which, among other things, the Buyer is substituted for the Seller as the maker under the Promissory Note and Buyer assumes the obligations of Seller under the Pledge Agreement and the payment of the June 1, 2011 installment payment obligation under the Promissory Note shall be extended to the Closing Date, but no later than June 10, 2011.

Offered Interest has the meaning given to such term in Section 5.8.

Order means any order, award, decision, opinion, decree, injunction, judgment, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

Ordinary Course of Business means an action taken by a Person if (and only if):  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors or board of managers of such Person (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature and magnitude to actions customarily taken without any authorization by the board of directors or board of managers of such Person (or by any Person or group of Persons exercising similar authority), in operations of other Persons that are in the same line of business as such Person.

Organizational Documents means, as to any Person that is an entity, (a) the articles or certificate of incorporation (or certificate of formation) and bylaws of such Person, if such Person is a corporation, (b) the articles of organization (or certificate of formation) and regulations (or operating agreement or company agreement) of such Person, if such Person is a limited liability company, (c) the certificate of limited partnership (or certificate of formation) and agreement of limited partnership of such Person, if such Person is a limited partnership, (d) the agreement of partnership of such Person, if such Person is a general partnership, or (e) the organizational documents of any other entity, and any amendments thereto.

Membership Interest Purchase Agreement

Parties has the meaning given to such term in the introductory paragraph of this Agreement.

Permitted Encumbrances means (a) Permitted Liens, (b) lessors’ royalties and overriding royalties that are of record in the various counties in which sale properties are located, (c) joint operating and other agreements pertaining to the development of the interests owned by the Company and that are customary in the oil and gas industry, (d) easements, rights-of-way, permits, surface leases, and other rights in respect of surface operations, pipelines, grazing, canals, ditches, reservoirs, and the like, conditions, covenants, or other similar restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements, and rights-of-way on, over, or in respect of real property or leasehold interests therein, and (e) Rights reserved to or vested in any Governmental Authority to control or regulate real property or leasehold interests therein, and applicable Laws related thereto.

Permitted Liens means (a) Inchoate Liens, (b) pledges or deposits made to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, pensions, or other social security programs, and (c) good faith pledges or deposits made to secure performance of bids, tenders, Contracts (other than for the repayment of borrowed money), or leases, not in excess of 10% of the aggregate amount due thereunder, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or similar bonds in the Ordinary Course of Business.

Person means any natural person, firm, partnership, joint venture, association, corporation, limited liability company, trust, Governmental Authority, or other legal entity.

Pimuro has the meaning set forth in Section 2.2(g).

Pimuro Fees has the meaning set forth in Section 2.2(g).

Pledge Agreement has the meaning set forth in Recital C.

Promissory Note has the meaning set forth in Recital C.

Proprietary Right means any intangible property right owned by the Company, the Buyer, the Seller, or any Affiliate of the Company, the Buyer, or the Seller, including, but without limitation:  (a) any patent, invention, and industrial design (whether or not patentable); (b) any registered, unregistered, and common law trademark, service mark, domain name, logo, and trade name; (c) any copyright; (d) any registration, application, and renewal of any of the foregoing; (e) any trade secret, know-how, customer list, software, formula, production process and technique, mask work, research and development information, investigation, drawing, specification, design, plan, improvement proposal, technical and computer datum, and information relating to any future product plan or strategic issue; and (f) any Rights in or under any Contract, including, but not limited to, any Right in any license agreement and sub-license agreement with third-Persons relating to any of the foregoing.

Public Information means (a) information that is publicly available, (b) information that a Person develops or has developed independently without use of any Confidential Information of the Company, the Buyer, the Seller, or any Affiliate of the

Membership Interest Purchase Agreement

Company, the Buyer, or the Seller, and without such Person’s involvement with the Company, the Buyer, the Seller, or any Affiliate of the Company, the Buyer, or the Seller, so long as such Person’s independent development of such information can be documented and verified, and (c) information that is rightfully received by a Person from a third-Person who has no duty of confidentiality with respect to such information.

Purchase Consideration has the meaning given to such term in Section 2.2(a).

Representative means, with respect to a particular Person, any shareholder, partner, joint venturer, member, director, officer, manager, employee, agent, consultant, advisor, or other representative of such Person, including attorneys, accountants, and financial advisors.

Retained Profits Interest has the meaning set forth in Recital E.

Rights means legal and equitable rights, remedies, powers, privileges, and benefits.

Second Amendment to LLC Agreement means the Amended and Restated Limited Liability Company Agreement of JHE Holdings, LLC dated as of the Effective Date, duly adopted by the Managers and the Member immediately prior to the Closing, a true and correct copy of which is attached as Exhibit H.

Securities Act means the Securities Act of 1933, as amended, and any successor Law.

Security Agreement means the Membership Interest Pledge and Security Agreement, dated as of January 1, 2011 by and among the Seller and the Edsels.

Seller has the meaning given to such term in the introductory paragraph of this Agreement.

Seller Closing Certificate means a closing certificate in the form of Exhibit E, properly completed, signed, dated, and delivered by the Seller at the Closing.

Seller Indemnified Parties has the meaning given to such term in Section 7.3.

Seller Interest has the meaning given to such term in Recital A.

Seller Notice has the meaning given to such term in Section 5.8.

Seller Retained Interest has the meaning given to such term in Section 2.2(e).

Subsidiary means, with respect to a specified Person, any other Person of which at least a majority of the capital stock or other equity securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors, board of managers, or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by the specified Person or by one or more if its Subsidiaries.

Membership Interest Purchase Agreement

Tax means any tax, assessment, fee, levy, impost, duty, deduction, withholding, or other charge of any nature whatsoever from time to time or at any time imposed by any Laws or by any Governmental Authority, including, without limitation, any federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, ad valorem, value added, franchise, excise, property, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, License, lease, service, occupation, severance, energy, withholding, payroll, employment or unemployment, social security, workers’ compensation, capital, premium, or other tax, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

Tax Return means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

Title Report means the supplemental title reports dated March 28, 2011, prepared by Kelly Rogers, attorney at law, related to the material Company Oil & Gas Properties in (a) Scurry, Victoria, Dimmit, Crane, Wharton, Grime and Zavala Counties, Texas; (b) Madison County, Texas and (iii) Robertson County, Texas.

Transaction means the Buyer’s purchase of the Seller Interest from the Seller, and the Seller’s sale of the Seller Interest to the Buyer, pursuant to this Agreement, and includes the execution, delivery, and performance by the Parties of this Agreement and the other Transaction Documents.

Transaction Documents means this Agreement, the Assignment, the Assumption, the Promissory Note, the Security Agreement, the Closing Certificates, the Cross-Receipt, and all other agreements, instruments, and documents executed and delivered in connection with the Transaction.

Vesting Date has the meaning given to such term in Section 2.3(c).

Vested Interests has the meaning given to such term in Section 2.3(c).

Vested Interest Assignment has the meaning given to such term in Section 2.3(c).

1.2.          Number and Gender of Words.  Whenever in this Agreement the singular number is used, the same will include the plural where appropriate and vice versa, and words of any gender will include each other gender where appropriate.

Membership Interest Purchase Agreement

1.3.          Interpretation and Construction.

(a)     The terms “hereof,” “herein,” and “herewith,” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)     The terms “include,” “includes,” and “including,” when used in this Agreement, shall be deemed to be followed by the words “without limitation,” unless otherwise specified.

(c)     A reference to any Party to this Agreement or a party to any other agreement or document referred to in this Agreement shall include such Party (or party’s) predecessors, successors, and permitted assigns.

(d)     References to any Law means such Law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder.

ARTICLE TWO

SALE AND PURCHASE OF THE SELLER INTEREST

2.1.          Agreement of Sale and Purchase.  (a)  Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the obligations of the Buyer provided in this Agreement, at the Closing the Seller will sell, assign, transfer, grant, bargain, deliver, and convey the Seller Interest to the Buyer, free and clear of all Liens (other than Permitted Liens), but subject to the Retained Profits Interest, the Promissory Note and the Security Agreement, and the Buyer will purchase the Seller Interest from the Seller, upon such terms and subject to such conditions.

2.2.          Purchase Consideration.  In consideration for the purchase by the Buyer from the Seller and sale by the Seller to the Buyer of the Seller Interest, the Buyer and Seller agree as follows:

(a)     Buyer will issue 1,000,000 shares of common stock of the Buyer to the Seller (the “Consideration Shares”);

(b)     Buyer will pay the $1,000,000 installment payment to the Edsels due June 1, 2011, under the Promissory Note, and payable on the Closing Date, but no later than June 10, 2011, under the terms of the Novation and Assignment;

(c)     Buyer will assume all of the Seller’s obligations and liabilities under the Promissory Note and execute and deliver the Novation and Assignment;

(d)     Buyer will assume all of the Seller’s obligations and liabilities under the Pledge Agreement and the execution and delivery of the Amended and Restated Pledge Agreement;

Membership Interest Purchase Agreement

(e)     Subject to the terms of the Amended and Restated Pledge Agreement, Buyer will undertake to cause the Company to assign and transfer a 10% undivided interest in the Company Oil and Gas Properties (the “Seller Retained Interest”) to the Seller in exchange for the Retained Profits Interests upon full and complete payment and satisfaction of the obligations due under the Promissory Note and Amended and Restated Pledge Agreement; provided, however, that the Buyer shall retain a Buyer First Right to re-acquire the Retained Profits Interests and the Seller Retained Interest in accordance with Section 5.8; and

(f)     Buyer will undertake to cause the Company to make the distribution to the Seller of cash held in the bank accounts of the Company as of the Closing Date and remitted to the Company through and including June 30, 2011 in the manner consistent with the past practices of the Company (the “June Distribution”).  The June Distribution will be made within five (5) business days of June 30, 2011.  Except as otherwise contemplated by this Agreement, the Company will have no cash or cash equivalents and no current liabilities on the Closing Date.

(g)     The Buyer agrees to pay Pimuro Capital Partners, LLC (“Pimuro”), a consultant to the Seller who advised the Seller with regard to the Transaction and this Agreement, the fees, commissions, or expenses relating to such consulting arrangement between the Seller and Pimuro in the amount and payable in accordance to the Pimuro Payment Agreement attached here as Exhibit J (the “Pimuro Fees”).

The payments under Sections 2.2(a), (b), (c), (d), (e) and (f)  together with the convenants, representations, warranties and undertakings contemplated in this Agreement are collected referred to herein as the “Purchase Consideration”.

2.3.          Amended and Restated Pledge Agreement.  Concurrently with the execution of this Agreement and under the terms of the Novation and Assignment, the Buyer shall enter into an Amended and Restated Pledge Agreement with the Edsels (the “Amended and Restated Pledge Agreement”) pursuant to which, among other items:

(a)     The Buyer shall assume and release the Seller of all the obligations and liabilities under the Pledge Agreement;

(b)     The Edsels shall agree to the assumption and release of the obligations and liabilities of the Seller under the Promissory Note and the Pledge Agreement by the Buyer; and

(c)     The Edsels shall agree that at such time as all accrued and unpaid interest, together with at least fifty percent (50%) of the original principal amount of the Note, have been indefeasibly paid to Edsels as payments on the Note (the “Vesting Date”), from the Vesting Date and thereafter as each payment of principal is made by Buyer to Edsels under the Note, a corresponding undivided portion or percentage of all Company Oil and Gas Properties, as defined in the Novation Agreement, shall vest in Buyer and be released from the transfer restrictions under the terms of the Amended and Restated Pledge Agreement (the “Vested Assets”), such that the Buyer may transfer, assign or

Membership Interest Purchase Agreement

otherwise convey the Vested Assets or that if an Event of Default (as defined in the Promissory Note) occurs and the Edsels exercise or intend to exercise its remedies hereunder, Buyer and Edsels shall take such actions and execute such documents as are reasonably necessary to cause the Company to execute an assignment (the “Vested Asset Assignment”), to assign the Vested Assets (i) 10% to High Plains in exchange for termination of the Retained Profits Interests and (ii) the balance to Buyer.

2.4.          Registration and Resale Restrictions

The Parties acknowledge and agree that none of the Consideration Shares have been or will be registered under the Securities Act or any state securities laws.  Accordingly,

(a)     The Consideration Shares are being issued pursuant to exemptions from the registration requirements of the Securities Act available under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act and exemptions from registration under applicable state securities laws; and

(b)     The Consideration Shares will be deemed “restricted securities” as defined under Rule 144(a)(3) of the Securities Act and upon the original issuance thereof, and until such time as the same is no longer required under the Securities Act or applicable state securities laws, the certificates representing the Consideration Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF APPLICABLE.

2.5.          Second Amendment to LLC Agreement.  Concurrently with the execution of this Agreement, the Parties shall enter into the Second Amendment to LLC Agreement to provide for, among other items:

(a)     The retention by the Buyer to the Seller of the Retained Profits Interest;

(b)     Subject to the terms of the Amended and Restated Pledge Agreement and the Buyer First Right, the termination of the Retained Profits Interest and assignment by the Buyer to the Seller of the Seller Retained Interest following full payment and satisfaction of the obligations to the Edsels under the Promissory Note and the Amended and Restated Pledge Agreement;

Membership Interest Purchase Agreement

(c)     The cancellation of the certificates representing the Seller Interest issued to, and in the name of, the Seller and the re-issuance of the certificates representing the Seller Interest to, and in the name of, the Buyer; and

(d)     The appointment of Jeff Johnson as manager of the Company until such time as the obligations to the Edsels under the Promissory Note and the Amended and Restated Pledge Agreement are satisfied.

2.6.          Closing.  Subject to the conditions contained in Article Eight, and to the other conditions contained in this Agreement, the closing of the sale and purchase of the Seller Interest (the “Closing”) will take place at the offices of the Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 (or remotely via the electronic or other exchange of documents and signature pages), at 10:00 a.m., local time on June 10, 2011 (but effective for all purposes on and as of the Effective Date), or such other time and date as the Parties and the Edsels may agree to in writing (the time and date of the Closing is herein referred to as the “Closing Date”).  At the Closing:

(a)     The Seller will deliver to the Buyer (i) the Assignment, (ii) certificates representing the Seller Interest, issued in accordance with the Second Amendment to LLC Agreement, duly endorsed for transfer to the Buyer, (iii) the Novation and Assignment, and (iv) a duly executed Seller Closing Certificate (attached to which shall be the items contemplated thereby, including properly approved board resolutions approving the Transaction);

(b)     The Buyer will pay $1,000,000 in cash to the Edsels as the June 1, 2011 installment payment due under the Promissory Note, payable at the Closing by delivery of a cashier’s check or by wire transfer of immediately available funds in accordance with Edsel’s written instructions;

(c)     The Buyer will deliver to the Seller (i) the Consideration Shares, (ii) the Assumption, and (iii) a duly executed Buyer Closing Certificate (attached to which shall be the items contemplated thereby, including properly approved board resolutions approving the Transaction);

(d)     The Seller will deliver (i) all Consents required to be obtained from or provided to third-Persons necessary for the consummation of the Transaction, including, but without limitation, the Edsel Consent and all Governmental Approvals and (ii) the Amended and Restated Pledge Agreement executed and delivered by the Edsels;

(e)     The Managers and the Members of the Company will execute the Second Amendment to LLC Agreement evidencing, among other things, the Retained Profits Interests of the Seller, the obligations related to the Vested Assets and Retained Seller Interest, appointment of Jeff Johnson as manager and other obligations as set forth in this Agreement;

Membership Interest Purchase Agreement

(f)     The Buyer will execute the Amended and Restated Pledge Agreement and acknowledgment of the Novation and Assignment;

(g)     The Seller and the Buyer will execute and deliver a Cross-Receipt, dated as of the Closing Date, pursuant to which the Buyer will acknowledge receipt of an Assignment related to the Seller Interest sold to the Buyer at the Closing and certificates representing the Seller Interest from the Seller, and the Seller will acknowledge receipt of the Purchase Consideration and Assumption from the Buyer; and

(h)     Jeff Johnson will consent to serving as manager of the Company and as a non-executive member of the Buyer’s Board of Directors.

(i)     The Company shall deliver a certificate representing the Seller Interest registered in the name of the Buyer.

(j)     The Buyer will deliver to the Edsels the certificate representing the Seller Interest duly endorsed for transfer to Secured Party or accompanied by duly executed Membership Interest powers as required in Section 4(a) of the Amended and Restated Pledge Agreement.

(k)     The Buyer will undertake to pay Pimuro the Pimuro Fees in accordance to the Pimuro Instructions attached here as Exhibit J.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to, and covenants with, the Buyer as follows:

3.1.          Organization, Existence, and Good Standing.  The Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Nevada.

3.2.          Authority and Authorization.  The Seller has the requisite legal power and capacity to execute and deliver this Agreement and the other Transaction Documents executed or to be executed by the Seller, to perform the Seller’s obligations hereunder and thereunder, and to consummate the Transaction, and for which no Consent of any Governmental Authority or other Person is required that has not been obtained, and no filing or other notification to any Governmental Authority or other Person is required that has not been properly completed.  This Agreement and the other Transaction Documents executed or to be executed by the Seller constitute (or when executed, will constitute) the valid and legally binding obligations of the Seller, enforceable in accordance with their terms, subject only to the application of Debtor Relief Laws and general principles of equity.

Membership Interest Purchase Agreement

3.3.          No Conflicts.  The execution and delivery of this Agreement and the other Transaction Documents executed or to be executed by the Seller and the consummation of the Transaction does not and will not contravene, conflict with, or result in any violation of or default under any mortgage, indenture, lease, members’ agreement, loan or credit agreement, or other Contract, applicable Law, or Governmental Approval applicable to the Seller, or any of the properties of the Seller, or any Order of any Governmental Authority that affects or binds the Seller.  No Governmental Approval is required on the part of the Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents executed or to be executed by the Seller or in connection with the consummation of the Transaction.  Moreover, the execution, delivery, and performance of this Agreement and the other Transaction Documents executed or to be executed by the Seller and the consummation of the Transaction by the Seller do not require the Consent of any creditor of the Seller, or of any other Person, other than such Consents as have been, or prior to the Closing will be, obtained.

3.4.          Title to the Seller Interest.  The Seller owns all of the Seller Interest, free and clear of all Liens (whether such Liens are or are not perfected under the Uniform Commercial Code in effect in Texas or other applicable Laws) other than Permitted Liens, the Promissory Note, the Security Agreement, and the Profits Interest (and, to the extent applicable to the Seller Interest, Permitted Encumbrances).

3.5.          Contracts Related to the Company Oil and Gas Properties.  Schedule 2 contains a list of the Company Oil and Gas Properties in which the Company owns or holds a working interest.  Except as described in Schedule 2, none of the Company Oil and Gas Properties is subject to any Contract to which the Company is a party, or by which the Company is bound, that requires the Company to bear any of the costs associated with the operations of such Company Oil and Gas Properties.

3.6.          Litigation.  There is no Litigation to which the Seller is, or is threatened to be, a party pending or, to the Knowledge of the Seller, threatened that involves or could involve the validity of this Agreement or of any action taken or to be taken by the Seller in connection with this Agreement or the Transaction.

3.7.          The Company.  With respect to the Company, the Seller represents and warrants to the Buyer as follows:

(a)     Organization.  The Company is duly organized, validly existing, and in good standing under the Laws of the State of Texas, and the Company is duly qualified to transact business in each jurisdiction where the nature and extent of its business and properties (both owned and leased) requires qualification.  The Company possesses all requisite authority and power, and, to the Knowledge of the Seller, all Licenses, including all Governmental Approvals, to own, lease, or operate its properties and assets and to conduct the Business as it is now conducted.

(b)     Capitalization.  All Company Interests are owned by the Seller.

(c)     Current Financials.  True, correct, and complete copies of the Current Financials have been delivered to the Buyer.  The Current Financials (i) are in accordance

Membership Interest Purchase Agreement

with the books and records and accounting methods of the Company, (ii) present fairly the financial position and results of operations of the Company in all material respects as of the dates and for the periods indicated, and (iii) have been prepared in accordance with cash accounting principles consistently applied throughout the periods involved, except as noted therein.  To the Knowledge of the Seller, the Company has no Debts except for Debts reflected or reserved against in the Current Financials and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

(d)     Taxes.

(i)     The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to the Company, pursuant to applicable Laws.  The Seller has delivered to the Buyer copies of all Tax Returns filed by the Company during the three years preceding the Effective Date.  To the Knowledge of the Seller, all such Tax Returns filed by the Company are true, correct, and complete.  To the Knowledge of the Seller, the Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to such Tax Returns or otherwise, or pursuant to any assessment received by the Company.

(ii)     To the Knowledge of the Seller, the charges, accruals, and reserves, if any, with respect to Taxes on the books of the Company are adequate and are at least equal to the Company’s liability for Taxes.  To the Knowledge of the Seller, there exists no proposed Tax assessment against the Company.  To the Knowledge of the Seller, all Taxes that the Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority or other Person.

(iii)     The Seller has no Knowledge of any action or audit currently proposed, threatened, or pending against, or with respect to, the Company in respect of any Taxes.  To the Knowledge of the Seller, the Company is not the beneficiary of any extension of time within which to file any Tax Return, nor has the Company made (or had made on its behalf) any requests for such extensions.  Except for Liens of non-delinquent ad valorem real or personal property Taxes, to the Knowledge of the Seller, there are no Liens on any of the assets of the Company with respect to Taxes.

(iv)     There is no dispute or claim concerning any liability for Taxes with respect to the Company for which notice has been provided, or which, to the Knowledge of the Seller, is asserted or threatened.

(e)     Compliance with Laws.  To the Knowledge of the Seller, (i) the Company is in compliance in all material respects with each Law that is or was applicable to the Company or to the conduct or operation of the Business or the ownership, development, or operation of the Company Oil and Gas Properties, (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) (x) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Law, or (y) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and (iii) the Company has not received any notice or other communication (whether written or oral) from any Governmental Authority or any other Person regarding (x) any

Membership Interest Purchase Agreement

actual, alleged, possible, or potential violation of, or failure to comply with, any Law, or (y) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(f)     Litigation.  There is no actual pending Litigation (i) that has been commenced by or against the Company or that otherwise relates to or may affect the Business, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this Agreement or the Transaction.  To the Knowledge of the Seller, (x) no such Litigation has been threatened and (y) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Litigation.

(g)     Company Oil and Gas Properties.  Schedule 1 contains an accurate and complete list and description of the Company Oil and Gas Properties and the Company’s ownership interest in any to the Company Oil and Gas Properties as of the Effective Date.  To the Knowledge of the Seller, the Company owns all of the Company Oil and Gas Properties free and clear of all Liens other than Permitted Encumbrances.  All leases that are included in the Company Oil and Gas Properties are, to the Knowledge of the Seller, in full force and effect and the parties thereto are in compliance in all material respects with their obligations thereunder.  To the Knowledge of the Seller, none of the Company Oil and Gas Properties are subject to any preemptive or preferential rights of purchase by any third-party.  To the Knowledge of the Seller, none of the Company Oil and Gas Properties are subject to (or have related to them) any area of mutual interest provisions or agreements. To the Knowledge of the Seller, all operations by third-parties on or in respect of the Company Oil and Gas Properties have been conducted in accordance with good oil and gas industry practices and in compliance in all material respects with all applicable Laws. There are no audits currently being conducted or, to the Knowledge of Seller, imminent under any of the joint operating agreements that govern the Company Oil and Gas Properties.  No investigations or reviews by any Governmental Authority with respect to the Company Oil and Gas Properties are pending or, to the Knowledge of Seller, threatened. No condemnation or eminent domain proceedings affecting any of the Company Oil and Gas Properties are pending or, to the Knowledge of Seller, threatened by any Governmental Authority.  Seller has delivered to Buyer copies of any and all documents, opinions, reports and materials in the possession of Seller or the Company relating to the Company’s ownership of the Company Oil and Gas Properties.  To the knowledge of Seller, the Title Report is a true and accurate report on all material Company Oil and Gas Properties owned by the Company and contains no material omissions as of the Closing Date.

3.8.          Misleading Statements.  No representation or warranty by the Seller in this Agreement or in any written statement or certificate furnished or to be furnished to the Buyer

Membership Interest Purchase Agreement

pursuant to this Agreement or in connection with the Transaction, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

3.9.          Brokers, Finders, etc.  Pimuro is a consultant to the Seller who advised the Seller with regard to the Transaction and this Agreement and the Pimuro Fees constitutes all all fees, commissions, or expenses payable to Pimuro relating to such consulting arrangement between the Seller and Pimuro.  Upon payment of the Pimuro Fees by Buyer in accordance with Section 2.2(g) of this Agreement, no further fees, commissions, or expenses relating to such consulting arrangement will be payable to Pimuro.  Seller agrees to, and does hereby, indemnify the Seller and its Affiliates from and against any and all claims, liabilities, or obligations with respect to all fees, commissions, or expenses asserted by Pimuro or any other Person on the basis of any act, statement, agreement, or commitment alleged to have been made by the Buyer with respect to any such fee, commission, or expense.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

4.1.          Organization, Existence, and Good Standing.  The Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Nevada.

4.2.          Authority for Agreements.  The Buyer has the requisite legal power and authority to execute and deliver this Agreement and the other Transaction Documents executed or to be executed by the Buyer, to perform the obligations of the Buyer hereunder and thereunder, and to consummate the Transaction, all of which have been duly authorized and approved by all necessary company action and for which no Consent of any Person or Governmental Authority is required that has not been obtained, and no filing with or other notification to any Person or Governmental Authority is required that has not been properly completed.  This Agreement and the other Transaction Documents executed or to be executed by the Buyer constitute (or when executed, will constitute) the valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms, subject only to the application of Debtor Relief Laws and general principles of equity.  The security interest to be assumed by the Buyer in favor of the Edsels in the Seller Interest pursuant to the Security Agreement, when the Security Agreement is assigned by the Seller and assumed by the Buyer and all actions required thereunder in respect of the perfection of such security interest have been taken, will be a valid, first priority, perfected security interest in the Seller Interest subject to no other Liens of any kind.

4.3.          No Conflicts.  The execution and delivery of this Agreement and the other Transaction Documents executed or to be executed by the Buyer and the consummation of the Transaction does not and will not contravene, conflict with, or result in any violation of or default under any provision of the Organizational Documents of the Buyer, or any resolution adopted by the members or the board of managers of the Buyer, or any mortgage, indenture, lease, members’ agreement, loan or credit agreement, or other Contract, applicable Law, or

Membership Interest Purchase Agreement

Governmental Approval applicable to the Buyer.  No Governmental Approval is required on the part of the Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents executed or to be executed by the Buyer or in connection with the consummation of the Transaction.  The execution, delivery, and performance of this Agreement and the other Transaction Documents executed or to be executed by the Buyer and the consummation of the Transaction by the Buyer do not require the Consent of any creditor of the Buyer or of any other Person, other than such Consents as have been, or prior to the Closing will be, obtained.

4.4.          Litigation.  There is no Litigation to which the Buyer is, or is threatened to be, a party pending or, to the Knowledge of the Buyer threatened that involves or could involve the validity of this Agreement or of any action taken or to be taken by the Buyer in connection with this Agreement or the Transaction.

4.5.          Knowledge and Access to Information.  The Buyer (a) has conducted a due diligence investigation of the Company and the Business sufficient, in the judgment of the Buyer, to reach an informed decision concerning the Transaction and its decision to proceed with the Transaction, (b) has been solely responsible for its due diligence investigation, and its analysis, concerning the merits and risks attributable to its purchase of the Seller Interest, (c) is not relying, and has not relied, on any information, analysis, or assessment provided at any time to the Buyer by the Seller or Representatives of the Seller in connection with the Buyer’s purchase of the Seller Interest, (d) has had sufficient access to the records and properties of the Company and the Business, in connection with its due diligence investigation and otherwise, to reach an informed decision concerning the Transaction and its decision to proceed with the Transaction, and (e) possesses full and complete information, knowledge, and awareness of the Company and the Business, including, but without limitation, the properties, financial condition, operations, and prospects of the Company.  The Buyer accepts all risks, including all financial risks, associated with the purchase and ownership of the Seller Interest and the operation of the Company and the Business conducted by the Company.  In furtherance of the foregoing, the Buyer confirms that, except as expressly provided in this Agreement, the Seller has made no representations whatsoever concerning the financial condition, operations, and prospects of the Company and the Business conducted by the Company and that the Buyer possesses or has had ample opportunity to acquire all information about the financial condition, operations, and prospects of the Company and the Business conducted by the Company as it desired.

4.6.          Investment Intent.  The Buyer is acquiring the Seller Interest for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

4.7.          Consideration Shares.  The Consideration Shares when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and non-assessable securities of the Buyer.

4.8.          Brokers, Finders, etc..  All negotiations relating to this Agreement and the Transaction have been carried on without the participation of any Person acting on behalf of the Buyer in such manner as to give rise to any valid claim against the Seller for any brokerage or finder’s commission, fee, or similar compensation.  The Buyer agrees to, and does hereby,

Membership Interest Purchase Agreement

indemnify the Seller and its Affiliates from and against any and all claims, liabilities, or obligations with respect to all fees, commissions, or expenses asserted by any Person on the basis of any act, statement, agreement, or commitment alleged to have been made by the Buyer with respect to any such fee, commission, or expense

ARTICLE FIVE

COVENANTS OF THE SELLER

5.1.          No Solicitation.  From the Effective Date to the Closing Date (or the earlier termination of this Agreement in accordance with the terms hereof), the Seller will not solicit or encourage any inquiries or proposals for, or enter into any substantive discussions with respect to, the acquisition of the Seller Interest.

5.2.          Required Consents.  As soon as practicable after the Effective Date, the Seller will make all filings required by Law or Contract to be made by it in order to consummate the Transaction.  Between the Effective Date and the Closing Date, the Seller will cooperate with the Buyer with respect to all filings that the Buyer elects to make or is required by Law or Contract to make in connection with the Transaction, and cooperate with the Buyer in obtaining all Consents required to be obtained by or on the part of the Buyer in order to consummate the Transaction.

5.3.          Notification.  Between the Effective Date and the Closing Date, the Seller promptly will notify the Buyer in writing if the Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of the Seller’s representations and warranties as of the Effective Date, or if the Seller becomes aware of the occurrence of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of the occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in any Schedule if such Schedule were prepared on or as of the date of the occurrence or discovery of any such fact or condition, the Seller promptly will deliver to the Buyer a supplement to, or amendment of, such Schedule specifying such change.  During the same period, the Seller promptly will notify the Buyer in writing of the occurrence of any Breach of any covenant of the Seller in this Article Five or of the occurrence of any event that makes, or may make, the satisfaction of the conditions contained in Article Eight impossible or unlikely.

5.4.          Reasonable Efforts  Between the Effective Date and the Closing Date, the Seller will use commercially reasonable efforts to cause the conditions contained in Article Eight to be satisfied.

5.5.          Delivery of Documents and Other Papers; Proprietary Data, Record Retention.

(a)     Seller has delivered to Buyer copies of any and all documents, opinions, reports and materials in the possession of Seller or the Company relating to the Company’s ownership of the Company Oil and Gas Properties.

Membership Interest Purchase Agreement

(b)     At the Closing, the Seller will deliver to the Buyer all Documents and Other Papers relating to the Seller Interest in the possession of the Seller.

(c)     In the event and for so long as any Party is contesting or defending against any Litigation asserted by a third-Person (including any Governmental Authority) in connection with (i) any transaction contemplated by this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other Party will to the extent reasonably practicable cooperate with the contesting or defending Party and its counsel in the contest or defense, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (except to the extent the contesting or defending Party is entitled to indemnification therefor under Article Seven); provided, that nothing herein requires any Party to retain any books and records other than in the Ordinary Course of Business of such Party or as otherwise required or contemplated by this Agreement or applicable Laws.

5.6.          Further Assurances.  At any time at the request of the Buyer, the Seller promptly will execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, to the Buyer such instruments of transfer, assignment, and conveyance, and other documents, in form and substance satisfactory to the Buyer, as will be necessary to vest in, or assure, the Buyer all Right, title, and interest in and to the Seller Interest, free and clear of all Liens other than Permitted Liens (including the release of all Liens of record), and will use its best efforts to cause to be taken such other action as the Buyer at any time reasonably may require to more effectively implement and carry into effect the Transaction.

Membership Interest Purchase Agreement

5.7.          Nondisclosure of Confidential Information.  The Seller agrees that, from and after the Closing Date, the Seller will hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose, or transfer to any Person other than the Buyer any Confidential Information of the Company, the Buyer, or Affiliates of the Company or the Buyer known to or in the possession of the Seller, or utilize any of such Confidential Information for any purpose.

5.8.          Buyer First Right

  The Seller hereby grants to the Buyer a limited right of first refusal with respect to the Retained Profits Interest and the Seller Retained Interest in accordance with this Section 5.8 as follows:

(a)     Each time the Seller proposes to offer any interests in either the Retained Profits Interest or the Seller Retained Interest, pursuant to a bona fide third party offer to purchase all or a portion of the Retained Profits Interest or the Seller Retained Interest, as applicable (the “Offered Interests”), the Seller shall deliver written notice in accordance with this Section 5.8 (the “Seller Notice”) to the Buyer stating (a) its bona fide intention to sell the Offered Interests (b) a description of the Offered Interests, and (c) the terms and conditions, including the price and closing date, at which it proposes to offer the Offered Interests to the bona fide third party.

(b)     The Buyer may elect within 20 days after the Seller Notice is given to purchase the Offered Interests, at the price and on the terms specified in the Seller Notice, by giving written notice within such 20-day period to the Company, whereupon Buyer shall be irrevocably bound to purchase the Offered Interests at the price and on the terms set forth in the Seller Notice on the date specified for the closing in the Seller Notice, or, if no date is specified, a date no fewer than 20 days and no more than 30 days after the Seller Notice is given.

5.9.          Eagle Ford Lease Conveyance

  The Seller and Buyer hereby agree to negotiate in goodfaith the assignment and conveyance to Buyer of the rights and interests that the Seller, or any of its affiliates, may hereafter acquire in one or more Eagle Ford Leases, as may mutually be agreed, in consideration for 1,000,000 shares of common stock of the Buyer.  The Buyer will pay the consideration upon due execution and deliver of such Eagle Ford Leases.

Membership Interest Purchase Agreement

5.10.          Title Opinion Bring-Down

  The Seller agrees to cause bring downs to the Title Reports issued to the Buyer to be issued for the benefit of the Buyer within 60 days of the Closing Date.

ARTICLE SIX

COVENANTS OF THE BUYER

6.1.          Governmental Approvals.  As promptly as practicable after the Effective Date, the Buyer will make all filings required by Law to be made by it to consummate the Transaction.  Between the Effective Date and the Closing Date, the Buyer will (a) cooperate with the Seller with respect to all filings that the Seller elects to make or is required by Law or Contract to make in connection with the Transaction and (b) cooperate with the Seller in obtaining all Consents required to be obtained by or on the part of the Seller in order to consummate the Transaction.

6.2.          Access to Tax Information.  After the Closing Date and for a period of five years thereafter, the Buyer will, and will cause the Company to, consult in good faith and cooperate fully with the Seller and the Seller’s accountants and other Representatives regarding Tax matters related to the period preceding the Closing and will cause the Company to make available to the Seller and any Governmental Authority, as may be reasonably requested by the Seller, all information, records, and documents relating to Tax liabilities or potential Tax liabilities of the Seller for the period preceding the Closing.

6.3.          Confidentiality.  The Buyer acknowledges that the information concerning the Company and the Business received or to be received prior to the Closing Date by the Buyer pursuant to and in connection with this Agreement is Confidential Information and for its use only, and the Buyer will refrain from reproducing, disclosing, or disseminating such information to any Persons other than its Representatives and their respective employees, Affiliates, agents, and attorneys unless the Seller or the Company has made such information available to the public generally or is required by Governmental Authority to disclose such information publicly.  If this Agreement is terminated and the Transaction is not consummated, the Buyer will return to the Seller all Confidential Information of the Company, in tangible form, in the possession of the Buyer at the date of termination.

Membership Interest Purchase Agreement

6.4.          Reasonable Efforts.  Between the Effective Date and the Closing Date, the Buyer will use its commercially reasonable efforts to cause the conditions contained in Article Eight to be satisfied.

6.5.          Perfection of the Security Interest Created by the Security Agreement.  The Buyer covenants with the Seller that for so long as the Promissory Note and the other obligations secured by the security interest in the Seller Interest created by the Amended and Restated Pledge Agreement and the assets of the Company created by the Company Security Agreement remain outstanding, the Buyer will take all actions reasonably requested by the Seller or the Edsels, as applicable, for the purpose of confirming and maintaining the priority and perfection of the Liens created under the Amended and Restated Pledge Agreement and the Company Security Agreement as first and prior, fully perfected, Liens in and to the collateral described in the Amended and Restated Pledge Agreement and the Company Security Agreement, as applicable.

6.6.          Recording of Retained Interests

  The Buyer covenants to the Seller that the Buyer will, upon written request of Seller, take all action necessary and appropriate to record, register, and evidence the Retained Profits Interest and the Seller Retained Interest, as Vested Interests in accordance with Section 2.3(c), as applicable, in a manner consistent with the terms and conditions set forth in this Agreement.

ARTICLE SEVEN

INDEMNIFICATION

7.1.          Survival.  All representations and warranties of the Parties in this Agreement or any other Transaction Document will survive the Closing and will expire on the last day of the Applicable Period; provided, that the Fundamental Representations will survive beyond the end of the Applicable Period for the applicable statute of limitations; and all covenants and obligations of the Parties in this Agreement or any other Transaction Document will survive the Closing.

7.2.          Indemnification by the Seller.  The Seller hereby agrees to indemnify, defend, and hold harmless the Buyer and the Buyer’s Representatives, owners, controlling Persons, and Affiliates (collectively, the “Buyer Indemnified Parties”) from and against, and to pay to the Buyer Indemnified Parties the amount of, all Damages arising, directly or indirectly, from, asserted against, or incurred by reason of, resulting in any manner from, or relating in any manner to:

(a)     any Breach by the Seller of any representation or warranty made by the Seller in this Agreement or any other Transaction Document;

(b)     any Breach by the Seller of any covenant or obligation of the Seller in this Agreement or any other Transaction Document; or

Membership Interest Purchase Agreement

(c)     any claim by any Person for any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Seller in connection with the Transaction.

7.3.          Indemnification by the Buyer.  The Buyer hereby agrees to indemnify, defend, and hold harmless the Seller and the Seller’s Representatives, owners, controlling Persons, and Affiliates (collectively, the “Seller Indemnified Parties”) from and against, and to pay to the Seller Indemnified Parties the amount of, all Damages arising, directly or indirectly, from, asserted against, or incurred by reason of; resulting in any manner from, or relating in any manner to:

(a)     any Breach by the Buyer of any representation or warranty made by the Buyer in this Agreement or any other Transaction Document;

(b)     the occurrence of any “Default,” as that term is defined in the Promissory Note, or of an “Event of Default,” as that term is defined in the Security Agreement;

(c)     any Breach by the Buyer of any covenant or obligation of the Buyer in this Agreement or any other Transaction Document; or

(d)     any claim by any Person for any brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Buyer in connection with the Transaction.

7.4.          Limitation of Damages; Materiality.

(a)     Limitations.  An Indemnifying Party will be liable for Damages only to the extent of the net amount of Damages.  The net amount of Damages will be the gross amount of Damages reduced by the aggregate value or amount of any money, other assets, or properties (including proceeds of insurance, related claims, cross claims, counterclaims, and the like and any material federal, state, local, or foreign Tax benefits calculated on a net after-Tax effect for any loss, expense, or damage based upon the Tax calculation) actually realized or received by the Indemnified Party in connection therewith; provided, however, in no event will the Indemnified Party’s acceptance of any money, other assets, or properties as partial compensation or indemnification from any source for the amount of its Damages prevent the Indemnified Party from seeking compensation or indemnification from any source for the rest of the entire amount of its Damages.  Except as provided in Section 7.4(b), an Indemnified Party will be entitled to all Damages from an Indemnifying Party to which such Indemnified Party is entitled under this Article Seven without limitation.

Membership Interest Purchase Agreement

(b)     Materiality.

(i)     The Buyer Indemnified Parties will not be entitled to assert any claim for indemnification under Section 7.2(a) with respect to Breaches of representations and warranties made or given by the Seller unless and until all indemnifiable Damages suffered by the Buyer Indemnified Parties, in the aggregate, exceed a deductible amount of $100,000.00, and then only to the extent of all indemnifiable Damages in excess of such amount.

(ii)     The Seller Indemnified Parties will not be entitled to assert any claim for indemnification under Section 7.3(a) with respect to breaches of representations and warranties made or given by the Buyer unless and until all indemnifiable Damages suffered by the Seller Indemnified Parties, in the aggregate, exceed a deductible amount of $100,000.00, and then only to the extent of all indemnifiable Damages in excess of such amount.

(iii)     The Seller will not have any obligation to indemnify the Buyer Indemnified Parties from and against indemnifiable Damages attributable to the Breach of any representation or warranty made or given by the Seller in this Agreement or any other Transaction Document in excess of an aggregate ceiling of an amount equal to the lesser of (x) 25% of all principal paid under the Promissory Note prior to the date on which a claim for indemnification hereunder is made or (y) $2,000,000.00 (after which point the Seller will not have any obligation to indemnify the Buyer Indemnified Parties from and against such further Damages), except (and notwithstanding the foregoing limitation) that there will be no limit to the amount of indemnifiable Damages for which the Seller will be responsible to the Buyer Indemnified Parties to the extent all or any portion of the Damages suffered by the Buyer Indemnified Parties are attributable to (x) the Breach by the Seller of a Fundamental Representation or (y) fraudulent acts or omissions, intentional misrepresentations, intentional concealment of a material matter, intentionally wrongful actions or omissions, or criminal conduct on the part of the Seller.

(iv)     The Buyer will not have any obligation to indemnify the Seller Indemnified Parties from and against indemnifiable Damages attributable to the Breach of any representation or warranty made or given by the Buyer in this Agreement or any other Transaction Document in excess of an aggregate ceiling of an amount equal to the lesser of (x) 25% of all principal paid under the Promissory Note prior to the date on which a claim for indemnification hereunder is made or (y) $2,000,000.00 (after which point the Buyer will not have any obligation to indemnify the Seller Indemnified Parties from and against such further Damages), except (and notwithstanding the foregoing limitation) that there will be no limit to the amount of indemnifiable Damages for which the Buyer will be responsible to the Seller Indemnified Parties that are attributable to (x) the Breach by the Buyer of a Fundamental Representation or (y) fraudulent acts or omissions, intentional misrepresentations, intentional concealment of a material matter, intentionally wrongful actions or omissions, or criminal conduct on the part of the Buyer.

Membership Interest Purchase Agreement

(v)     The provisions of this Section 7.4(b) are not intended to, and shall not have any effect on, any claims for indemnification related to (i) the Breach by a Party of any covenant or agreement of such Party contained in this Agreement, in the Promissory Note, in the Security Agreement, or any other Transaction Document, or (ii) any claim for Damages asserted against a Party by any third-party, regardless of the basis for such third-party claim.

7.5.          Conditions of Indemnification.

(a)     If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from an Indemnified Party by a third-Person, the Indemnified Party will promptly notify the Indemnifying Party of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim or demand) (the “Claim Notice”).  The Indemnifying Party will then have 45 Business Days from the date on which the Claim Notice is given (the “Notice Period”) to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability to the Indemnified Party hereunder with respect to such claim or demand, and (ii) notwithstanding such dispute, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

(b)     Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any such claim or demand, such claim or demand will not be settled without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, delayed, or conditioned.

(c)     If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party will have the right to defend the Indemnified Party by appropriate proceedings, which will be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk that the Indemnified Party will become subject to liability for any other matters; provided, however, that the Indemnifying Party will not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise that does not include, as an unconditional term thereof, a release by the claimant or plaintiff of the Indemnified Party (such release to be in form and substance satisfactory to the Indemnified Party) from all liability in respect of such claim or demand.  The Indemnifying Party will be entitled to select legal counsel for the defense of such claim or demand, with the approval of the Indemnified Party, which approval will not be unreasonably withheld, delayed, or conditioned.  If the Indemnified Party desires to participate in, but not control, any such defense or settlement of such claim or demand, it may do so at its sole cost and expense, and in such event, the Indemnified Party and its counsel will be provided access to all such files, records,

Membership Interest Purchase Agreement

and other materials as the Indemnified Party may request in order to assure its ability to participate.  If, in the reasonable judgment of the Indemnified Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter that could have a Material Adverse Effect on the business, operations, assets, properties, or prospects of the Indemnified Party, including the administration of any Tax returns and responsibilities under Tax Laws of the Indemnified Party, then the Indemnified Party will have the Right to control the defense or settlement of any such claim or demand, and the costs and expenses of such defense or settlement will be included as part of the indemnification obligations of the Indemnifying Party hereunder; provided, however, that the Indemnified Party will not settle any such claim or demand without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, delayed, or conditioned).  If the Indemnified Party should elect to exercise such Right to control the defense or settlement, the Indemnifying Party will have the Right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

(d)     If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand (together with all fees and expenses, including attorneys’ fees, incurred by the Indemnified Party as a consequence of the Indemnifying Party’s failure to defend the Indemnified Party), or if the same be defended by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful, will conclusively be deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party disputes its liability to the Indemnified Party hereunder.

(e)     If the Indemnified Party shall have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third-Person, the Indemnified Party will promptly send a Claim Notice with respect to such claim to the Indemnifying Party.  If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim will conclusively be deemed a liability of the Indemnifying Party hereunder.

7.6.          Payment of Indemnity.  Upon determination of liability under Section 7.2 or Section 7.3, and subject to the limitations set forth in Section 7.4 and Section 7.5, the appropriate Indemnifying Party will pay to the appropriate Indemnified Party the amount of all Damages payable in respect of the claim giving rise to such liability within 20 Business Days after the determination of the amount of such Damages attributable to such claim, and the Indemnifying Party will be subrogated to the Rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

7.7.          Expiration of Indemnification Rights.  Except as otherwise expressly provided in this Section 7.7 or elsewhere in this Agreement, the Rights of the Indemnified Parties to indemnification under Section 7.2 or Section 7.3, as applicable, will expire and be of no further effect after the last day of the Applicable Period, and accordingly no Indemnified Party may seek indemnification under this Agreement after the last day of the Applicable Period.  The foregoing

Membership Interest Purchase Agreement

notwithstanding, none of the provisions set forth in this Agreement, including but not limited to the provisions contained in this Section 7.7, shall be deemed to limit the time period during which a claim based on a Party’s fraudulent acts, fraudulent omissions, criminal conduct, or acts of intentional wrongdoing, may be brought.

7.8.          Indemnification Rights Exclusive.  The Indemnification Rights of the Parties (and the Indemnified Parties) under this Article Seven are the exclusive Rights of each Party (and each Indemnified Party) for monetary damages or in equity, or otherwise, for any Breach of this Agreement; provided that a Party, at its election, may seek injunctive or similar relief for the breach of a covenant contained in Article Five or Six, as applicable, on the part of the other Party; and provided further, that the Seller, at its election, may exercise any Rights of any kind to which it may be entitled under the Promissory Note, the Security Agreement, or applicable Law with respect to any “Default” under the Promissory Note or “Event of Default” under the Security Agreement, without limitation.

ARTICLE EIGHT

CONDITIONS PRECEDENT

8.1.          Conditions to Obligations of Each Party.  The obligations of the Seller and the Buyer to consummate the Transaction will be subject to the fulfillment on or prior to the Closing Date of the conditions set forth in Section 2.3 (including the delivery of all documents, certificates, instruments, and opinions described therein) and to the conditions set forth in this Article Eight.

8.2.          Conditions to Obligations of the Buyer.  The obligation of the Buyer to consummate the Transaction will be subject to the fulfillment (or waiver by the Buyer) on or prior to the Closing Date of the following additional conditions:

(a)     The representations and warranties of the Seller contained in Article Three shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as affected by the Transaction.  The Seller shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.  The Seller will have delivered to the Buyer a Seller Closing Certificate, dated the Closing Date, to the effect set forth above in this Section 8.2(a).

(b)     All company and other proceedings of the Seller and the Company in connection with the Transaction contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Buyer, and the Buyer shall have received all such documents and instruments, or copies thereof, certified if requested, in respect of such company and other proceedings as may be reasonably requested by the Buyer.

Membership Interest Purchase Agreement

(c)     All Consents, if any, of any Governmental Authority or any other Person that are required in connection with the Transaction shall have been duly obtained and shall be effective on and as of the Closing Date.  No stop order enjoining the consummation of the Transaction shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of the Seller and the Buyer, threatened by or before any Governmental Authority.  At the time of the Closing, the sale of the Seller Interest to the Buyer shall be legally permitted by all Laws to which the Seller and the Buyer are subject.  Moreover, no Litigation shall have been instituted or threatened before any Governmental Authority that challenges the validity or legality of the Transaction.

(d)     The Seller shall cause to be delivered a bring down to the Title Report dated as of the Closing Date.

8.3. Conditions to Obligations of the Seller.  The obligation of the Seller to consummate the Transaction shall be subject to the fulfillment (or waiver by the Seller) on or prior to the Closing Date of the following additional conditions:

(a)     The representations and warranties of the Buyer contained in Article Four shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as affected by the Transaction.  The Buyer shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.  The Buyer shall have delivered to the Seller a Buyer Closing Certificate, dated the Closing Date and signed by an authorized officer of the Buyer, to the effect set forth above in this Section 8.3(a).

(b)     All company and other proceedings of the Buyer in connection with the Transaction, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Seller, and the Seller shall have received all such documents and instruments, or copies thereof; certified if requested, in respect of such company and other proceedings as may be reasonably requested by the Seller.

(c)     All Consents, if any, of any Governmental Authority or any other Person, including the Edsel Consent, that are required in connection with the Transaction shall have been duly obtained and shall be effective on and as of the Closing Date.  No stop order enjoining the consummation of the Transaction shall have been issued and no proceedings for such purpose shall be pending or, to the Knowledge of the Seller and the Buyer, threatened by or before any Governmental Authority.  At the time of the Closing, the sale of the Seller Interest to the Buyer shall be legally permitted by all Laws to which the Seller and the Buyer are subject.  Moreover, no Litigation shall have been instituted or threatened before any Governmental Authority that challenges the validity or legality of the Transaction.

Membership Interest Purchase Agreement

ARTICLE NINE

TERMINATION

9.1.          Termination.  This Agreement and the Transaction may be terminated on or before the Closing Date as follows:

(a)     By the mutual written agreement of the Buyer and the Seller;

(b)     By the Buyer if a Breach of any provision of this Agreement has been committed by the Seller and such Breach has not been waived by the Buyer;

(c)     By the Seller if a Breach of any provision of this Agreement has been committed by the Buyer and such Breach has not been waived by the Seller;

(d)     By the Buyer if any of the conditions to the obligations of the Buyer set forth in Section 2.3 or Section 8.2 has not been satisfied as of the Closing Date (other than through the failure of the Buyer to comply with the Buyer’s obligations under this Agreement) and the Buyer has not waived such condition on or before the Closing Date;

(e)     By the Seller if any of the conditions to the obligations of the Seller set forth in Section 2.3 or Section 8.3 has not been satisfied as of the Closing Date (other than through the failure of the Seller to comply with the Seller’s obligations under this Agreement) and the Seller has not waived such condition on or before the Closing Date; or

(f)     By the Buyer or the Seller, if the Transaction has not been consummated by June 10, 2011, unless extend by the Parties, for any reason other than a Breach by the terminating Party.

9.2.          Effect of Termination.  Each Party’s Right of termination under Section 9.1 is in addition to any other Rights it may have under this Agreement or otherwise, and the exercise of a Right of termination will not be deemed to be an election of remedies.  If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by either Party because of the Breach of this Agreement by the other Party, or because one or more of the conditions of the terminating Party’s obligations under this Agreement is not satisfied as a result of the other Party’s failure to comply with its obligations under this Agreement, the terminating Party’s Right to pursue all legal or equitable remedies will survive such termination unimpaired.

Membership Interest Purchase Agreement

9.3.          Notice of Termination.  The Parties may exercise their respective Rights of termination under Section 9.1 by the delivery of written notice of termination to the other Party at any time prior to the completion of the Closing.

ARTICLE TEN

MISCELLANEOUS

10.1.          Expenses.  Except as set forth below in this Section 10.1, the Seller, on the one hand, and the Buyer, on the other hand, will bear its respective expenses, costs, and fees (including, without limitation, attorneys’ fees) in connection with the Transaction, including the preparation, negotiation, and execution of this Agreement and the other Transaction Documents and compliance herewith and therewith, whether or not the Transaction is consummated.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any Rights of such Party arising from a Breach of this Agreement by the other Party.

10.2.          Severability.  If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstance will not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.  The invalidity of any one or more phrases, sentences, clauses, paragraphs, Sections, or Subsections of this Agreement will not affect the remaining portions of this Agreement.

10.3.          Notices.  All notices, requests, demands, and other communications made in connection with this Agreement must be in writing and will be deemed to have been duly given when delivered by (a) first-class, registered, or certified mail, return receipt requested, postage prepaid, or (b) transmitted by courier, hand delivery, or facsimile, addressed to the respective Parties as follows:

If to the Buyer:	Digital Valleys Corp. Attn: David Brow 1100 Dexter Ave. North Suite 100 Seattle, Washington 98109 Facsimile:
With a copy (which will not constitute notice) to: Facsimile:	Dorsey & Whitney LLP Attn: Kenneth Sam 1400 Wewatta Street Suite 400 Denver, Colorado 80202 Facsimile: (303) 629-3450

Membership Interest Purchase Agreement

If to the Seller or the Company:	High Plains Oil, LLC Attn: Jeff Johnson 8916 Estribo Circle Benbrook, Texas 76126 Facsimile:
with copy (which will not constitute notice) to:
Any notice that is addressed and mailed in the manner herein provided will be conclusively presumed to have been given to the Party to which it is addressed and will be deemed effective at the close of business, local time of the recipient, on the third day after the date it is so placed in the mail.  Any notice that is delivered by courier, hand delivery, or facsimile shall be deemed given at the time of actual receipt.  However, if an attempt to give notice by facsimile transmission fails because of any problem with the recipient’s designated facsimile number or facsimile equipment, such notice will nevertheless be considered to have been received at the time such transmission was attempted if it is also sent that day by guaranteed overnight delivery to the recipient for receipt on the following day and received on such following day.  In any case, such notices, requests, demands, and other communications will be sent to such other addresses as either Party will notify the other by notice given in the manner described above.

10.4.          Headings.  The headings contained in this Agreement are for purposes of convenience only and will not affect the meaning or interpretation of this Agreement.

10.5.          Entire Agreement.  This Agreement, including the Exhibits and Schedules appended hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, whether written or oral, between or among the Parties with respect to the subject matter hereof.

10.6.          Counterparts; Signature Pages.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.  Any signature page delivered by facsimile machine or electronic mail (including any pdf format) shall be binding to the same extent as an original signature page.  Any Party that delivers a signature page by facsimile machine or electronic mail agrees to deliver promptly upon request an original counterpart signature page to any Party that makes such request.

Membership Interest Purchase Agreement

10.7.          Governing Law; Venue.

(a)     Governing Law.  THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS (OTHER THAN CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT.

(b)     Venue.  The Buyer and the Seller hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the state courts of the United States of America located in Travis County, Texas solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and hereby waive, and agree not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such documents may not be enforced in or by said courts, and the Parties hereto irrevocably agree that all claims with respect to such action proceeding will be heard and determined in such a Texas State court.  The Buyer and the Seller hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of any such dispute.

10.8.          Binding Effect.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

10.9.          Assignment.  This Agreement will not be assignable by either Party hereto without the prior written consent of the other Party hereto.

10.10.          No Third Party Beneficiaries.  Nothing in this Agreement will confer any Rights upon any Person other than the Parties hereto (and the Indemnified Parties, to the extent provided in Article Seven), and their respective successors and permitted assigns.

10.11.          Amendment; Waivers.  No amendment, modification, or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge, or waiver is sought.  Neither the waiver by any of the Parties hereto of a Breach of any of the provisions of this Agreement, nor the failure by any of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any Right hereunder, will be construed as a waiver of any other Breach of a similar nature, or as a waiver of any of such provisions or Rights hereunder.

10.12.          Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Membership Interest Purchase Agreement

10.13.          Negotiated Transaction.  The provisions of this Agreement were negotiated by the Parties hereto, and this Agreement will be deemed to have been drafted by all of the Parties hereto.

10.14. Attorney’s Fees.  In the event that either Party is required to obtain the services of an attorney in order to enforce any Right or obligation under this Agreement or any other Transaction Document, the prevailing Party shall be entitled to recover reasonable attorney’s fees and court costs from the other Party.

[Signature Page Follows]

Membership Interest Purchase Agreement

EXECUTED to be effective on and as of the Effective Date, notwithstanding that this Agreement and other Transaction Documents may be executed and delivered on a later date.

THE BUYER: DIGITAL VALLEYS CORP. By: ___________________________________ Printed Name: ____________________________ Title: __________________________________

THE SELLER: HIGH PLAINS OIL, LLC By: ___________________________________ Printed Name: ___________________________ Title: __________________________________

THE COMPANY: JHE HOLDINGS, LLC By: ___________________________________ Printed Name: ___________________________ Title: __________________________________

[Signature Page to Membership Interest Purchase Agreement]